EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2022 SECOND QUARTER RESULTS
Company Delivers Strong Q2 Results,
Expects Lower Q3 Revenue and Gross Margin, as Customers Respond to Changing Conditions in Their End Markets

LIVERMORE, Calif. — July 27, 2022 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2022 ended June 25, 2022. Quarterly revenues were $203.9 million, an increase of 3.4% compared to $197.2 million in the first quarter of fiscal 2022, and an increase of 8.4% from $188.1 million in the second quarter of fiscal 2021.

•Delivered the second highest quarterly revenue in company’s history, and Earnings Per Share at the high end of outlook ranges
•Acquired dilution refrigerator product line of JanisULT, making FormFactor the largest supplier in the United States and strengthening the Company’s capabilities as a key supplier to the emerging quantum computing market
•Continued to execute previously announced capacity expansions to support long-term growth strategy

“FormFactor again posted strong results in the second quarter, delivering the second highest quarterly revenue in company history and exceeding our target financial model’s non-GAAP gross margin for the second consecutive quarter,” said Mike Slessor, CEO of FormFactor, Inc. “Together with good operating expense control in the current inflationary environment, this produced earnings-per-share at the high end of our outlook range.”

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2022 was $30.2 million, or $0.38 per fully-diluted share, compared to net income for the first quarter of fiscal 2022 of $29.9 million, or $0.38 per fully-diluted share, and net income for the second quarter of fiscal 2021 of $17.9 million, or $0.23 per fully-diluted share. Gross margin for the second quarter of fiscal 2022 was 46.3%, compared with 47.8% in the first quarter of fiscal 2022, and 40.6% in the second quarter of fiscal 2021.

On a non-GAAP basis, net income for the second quarter of fiscal 2022 was $36.8 million, or $0.46 per fully-diluted share, compared to net income for the first quarter of fiscal 2022 of $38.7 million, or $0.49 per fully-diluted share, and net income for the second quarter of fiscal 2021 of $28.4 million, or $0.36 per fully-diluted share. On a non-GAAP basis, gross margin for the second quarter of fiscal 2022 was 47.4%, compared with 49.0% in the first quarter of fiscal 2022, and 44.4% in the second quarter of fiscal 2021.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the second quarter of fiscal 2022 was $42.6 million, compared to $44.2 million for the first quarter of fiscal 2022, and $33.8 million for the second quarter of fiscal 2021. Free cash flow for the second quarter of fiscal 2022 was $28.3 million, compared to free cash flow for the first quarter of fiscal 2022 of $28.7 million, and free cash flow for the second quarter of 2021 of $16.2 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Our sequentially weaker outlook is due primarily to reduced demand for Foundry & Logic probe cards from several major customers in both mobile and compute applications. We view this reduction in demand as a short-term response by our customers to changing conditions in their end markets, and not a structural change in our business.”

For the third quarter ending September 24, 2022, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$183 million +/- $6 million	—	$183 million +/- $6 million
Gross Margin	37.5% +/- 1.5%	$3 million	39.0% +/- 1.5%
Net income per diluted share	$0.08 +/- $0.04	$0.13	$0.21 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 25, 2022, and for outlook provided before, as well as for the comparable periods of fiscal 2021, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from metrology and inspection, characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited, to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics (including the current COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, including China, and national security developments or tensions, that may substantially restrict or condition our sales certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Revenues	$203,907	$197,174	$188,076	$401,081	$374,712
Cost of revenues	109,538	102,950	111,793	212,488	221,723
Gross profit	94,369	94,224	76,283	188,593	152,989
Operating expenses:
Research and development	28,317	27,134	25,454	55,451	49,500
Selling, general and administrative	33,406	32,906	30,479	66,312	60,494
Total operating expenses	61,723	60,040	55,933	121,763	109,994
Operating income	32,646	34,184	20,350	66,830	42,995
Interest income	300	138	148	438	342
Interest expense	(119)	(192)	(116)	(311)	(296)
Other income (expense), net	551	192	(194)	743	(22)
Income before income taxes	33,378	34,322	20,188	67,700	43,019
Provision for income taxes	3,136	4,450	2,283	7,586	5,489
Net income	$30,242	$29,872	$17,905	$60,114	$37,530
Net income per share:
Basic	$0.39	$0.38	$0.23	$0.77	$0.48
Diluted	$0.38	$0.38	$0.23	$0.76	$0.47
Weighted-average number of shares used in per share calculations:
Basic	77,897	78,246	77,463	78,071	77,530
Diluted	79,210	79,468	79,466	79,423	79,621

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
GAAP Revenue	$203,907	$197,174	$188,076	$401,081	$374,712
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	—	—	78	—	203
Non-GAAP Revenue	$203,907	$197,174	$188,154	$401,081	$374,915

GAAP Gross Profit	$94,369	$94,224	$76,283	$188,593	$152,989
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,139	1,168	6,055	2,307	12,053
Stock-based compensation	734	1,078	1,079	1,812	2,414
Restructuring charges	454	139	168	593	168
Non-GAAP Gross Profit	$96,696	$96,609	$83,585	$193,305	$167,624

GAAP Gross Margin	46.3%	47.8%	40.6%	47.0%	40.8%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.5%	0.6%	3.1%	0.6%	3.3%
Stock-based compensation	0.4%	0.5%	0.6%	0.5%	0.6%
Restructuring charges	0.2%	0.1%	0.1%	0.1%	—%
Non-GAAP Gross Margin	47.4%	49.0%	44.4%	48.2%	44.7%

GAAP operating expenses	$61,723	$60,040	$55,933	$121,763	$109,994
Adjustments:
Amortization of intangibles	(1,526)	(1,561)	(1,590)	(3,087)	(3,305)
Stock-based compensation	(5,624)	(6,442)	(5,509)	(12,066)	(11,251)
Restructuring charges	(127)	(174)	(466)	(301)	(466)
Gain on contingent consideration	—	—	95	—	95
Acquisition related expenses	—	—	(43)	—	(209)
Non-GAAP operating expenses	$54,446	$51,863	$48,420	$106,309	$94,858

GAAP operating income	$32,646	$34,184	$20,350	$66,830	$42,995
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,665	2,729	7,645	5,394	15,358
Stock-based compensation	6,358	7,520	6,588	13,878	13,665
Restructuring charges	581	313	634	894	634
Gain on contingent consideration	—	—	(95)	—	(95)
Acquisition related expenses	—	—	43	—	209
Non-GAAP operating income	$42,250	$44,746	$35,165	$86,996	$72,766

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
GAAP net income	$30,242	$29,872	$17,905	$60,114	$37,530
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,665	2,729	7,645	5,394	15,358
Stock-based compensation	6,358	7,520	6,588	13,878	13,665
Restructuring charges	581	313	634	894	634
Gain on contingent consideration	—	—	(95)	—	(95)
Acquisition related expenses	—	—	43	—	209
Income tax effect of non-GAAP adjustments	(3,071)	(1,725)	(4,273)	(4,796)	(8,079)
Non-GAAP net income	$36,775	$38,709	$28,447	$75,484	$59,222

GAAP net income per share:
Basic	$0.39	$0.38	$0.23	$0.77	$0.48
Diluted	$0.38	$0.38	$0.23	$0.76	$0.47

Non-GAAP net income per share:
Basic	$0.47	$0.49	$0.37	$0.97	$0.76
Diluted	$0.46	$0.49	$0.36	$0.95	$0.74

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 25, 2022	June 26, 2021
Cash flows from operating activities:
Net income	$60,114	$37,530
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,146	12,678
Amortization	4,702	13,900
Stock-based compensation expense	13,878	13,665
Provision for excess and obsolete inventories	4,726	6,898
Non-cash restructuring charges	710	—
Gain on contingent consideration	—	(95)
Other activity impacting operating cash flows	(11,475)	(18,421)
Net cash provided by operating activities	86,801	66,155
Cash flows from investing activities:
Acquisition of property, plant and equipment	(30,116)	(31,322)
Acquisition of business	(3,121)	—
Purchase of promissory note receivable	(1,000)	—
Purchases of marketable securities, net	(6,874)	(28,491)
Net cash used in investing activities	(41,111)	(59,813)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(54,328)	(23,951)
Proceeds from issuances of common stock	5,687	5,909
Tax withholdings related to net share settlements of equity awards	(4,243)	(5,261)
Payment of contingent consideration	—	(3,873)
Principal repayments on term loans	(4,379)	(4,740)
Net cash used in financing activities	(57,263)	(31,916)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,470)	(1,558)
Net decrease in cash, cash equivalents and restricted cash	(15,043)	(27,132)
Cash, cash equivalents and restricted cash, beginning of period	155,342	191,098
Cash, cash equivalents and restricted cash, end of period	$140,299	$163,966

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net cash provided by operating activities	$42,646	$44,155	$33,799	$86,801	$66,155
Adjustments:
Cash paid for interest	131	163	166	294	339
Acquisition related payments in working capital	—	—	43	—	209
Capital expenditures	(14,510)	(15,606)	(17,852)	(30,116)	(31,322)
Free cash flow	$28,267	$28,712	$16,156	$56,979	$35,381

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 25, 2022	March 26, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$136,395	$167,182	$151,010
Marketable securities	129,919	129,174	125,055
Accounts receivable, net of allowance for credit losses	107,726	113,505	115,541
Inventories, net	143,475	125,590	111,548
Restricted cash	2,102	2,026	2,233
Prepaid expenses and other current assets	17,447	18,671	18,652
Total current assets	537,064	556,148	524,039
Restricted cash	1,802	2,053	2,099
Operating lease, right-of-use-assets	33,499	35,764	35,210
Property, plant and equipment, net of accumulated depreciation	157,814	152,179	146,555
Goodwill	212,357	211,553	212,299
Intangibles, net	30,872	33,638	36,342
Deferred tax assets	65,059	62,746	61,995
Other assets	3,980	2,799	1,981
Total assets	$1,042,447	$1,056,880	$1,020,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,927	$65,378	$57,862
Accrued liabilities	54,835	47,438	50,836
Current portion of term loans, net of unamortized issuance costs	4,725	6,790	8,931
Deferred revenue	31,255	27,002	23,224
Operating lease liabilities	7,843	8,049	7,901
Total current liabilities	159,585	154,657	148,754
Term loans, less current portion, net of unamortized issuance costs	14,915	15,175	15,434
Deferred tax liabilities	2,909	3,131	3,623
Long-term operating lease liabilities	29,511	31,366	31,009
Other liabilities	5,542	5,878	5,920
Total liabilities	212,462	210,207	204,740

Stockholders’ equity:
Common stock	77	78	78
Additional paid-in capital	860,584	902,994	898,945
Accumulated other comprehensive loss	(8,996)	(4,477)	(1,449)
Accumulated deficit	(21,680)	(51,922)	(81,794)
Total stockholders’ equity	829,985	846,673	815,780
Total liabilities and stockholders’ equity	$1,042,447	$1,056,880	$1,020,520

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP revenue, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, revenue, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F